Exhibit 99.1

NEWS COPY	INFORMATION CONTACT:
Kelly E. Wetzler
FOR IMMEDIATE RELEASE	(314) 746-2217

VIASYSTEMS ANNOUNCES PROPOSED PRIVATE OFFERING OF $50 MILLION OF SENIOR

SECURED NOTES BY ITS SUBSIDIARY VIASYSTEMS, INC.

ST. LOUIS – April 10, 2014—Viasystems Group, Inc. (NASDAQ: VIAS) (the “Company” or “Viasystems”) announced today that its wholly owned subsidiary Viasystems, Inc. is proposing to offer in a private placement $50 million in aggregate principal amount of senior secured notes due 2019 (the “New Notes”) as an additional issuance to its previously issued $550 million in aggregate principal amount of senior secured notes due 2019 (the “Existing Notes”), having terms substantially identical to the terms of the Existing Notes. The New Notes will be guaranteed on a general unsecured basis by the Company and on a senior secured basis by certain of Viasystems, Inc.’s domestic subsidiaries. Viasystems, Inc. intends to use the net proceeds from this offering for general corporate purposes, including to supplement its short-term cash on hand while it aggressively pursues to recover its losses related to the September 2012 fire in its Guangzhou manufacturing facility from its insurer, and to pay related fees and expenses in connection with this offering.

The New Notes have not been registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. The New Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of the New Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering of the New Notes will be made only by means of a confidential offering circular.

Forward-Looking Information is Subject to Risk and Uncertainty

Certain statements in this communication constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems regarding future events and are subject to significant risks and uncertainty. Statements regarding Viasystems, Inc.’s proposed private offering of new Notes and the use of proceeds therefrom or our expected performance in the future are forward-looking statements. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Viasystems undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by law. Actual actions or results may differ materially from what is expressed or forecasted in these forward-looking statements as we may be unable to complete the private placement of New Notes as contemplated by this release. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Many important factors could cause our results to differ materially from those expressed or implied in these forward-looking statements. These factors include, but are not limited to, market and other conditions related to the private placement of the New Notes, national or global events affecting the capital markets, unforeseen developments in our business or industry or changes in law or regulations governing our ability to complete the private placement of New Notes, among other factors. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth under the heading “Item 1A. Risk Factors,” in the Annual Report on Form 10-K filed by Viasystems with the Securities and Exchange Commission (“SEC”) on February 14, 2014, and in Viasystems’ other filings made from time to time with the SEC and available at the SEC’s website, www.sec.gov.

About Viasystems

Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer rigid, flexible and rigid-flex printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of almost all electronic equipment, and its E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which it also provides custom and standard metal enclosures, metal cabinets, metal racks and sub-racks, backplanes and busbars. Viasystems’ approximately 15,100 employees around the world serve over 1,000 customers in the automotive, industrial & instrumentation, computer and datacommunications, telecommunications, and military and aerospace end markets. For additional information about Viasystems, please visit the Company’s website at www.viasystems.com.